Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the quarterly report (the “Report”) of Accelerize New Media, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof, I, Brian Ross, President, Chief Executive Officer, and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2012	By: /s/ Brian Ross
Brian Ross President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)